Exhibit 99.1

PRESS RELEASE www.corescientific.com

Core Scientific Begins Reporting Daily Bitcoin Production

•	Core Scientific now reports daily production on its website, corescientific.com.

AUSTIN, Texas, Apr. 18, 2022 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or “the Company”), a leader in high-performance, net carbon neutral blockchain infrastructure and software solutions, today announced it has begun daily reporting of self-mined Bitcoin production on its corporate website, corescientific.com, updated at 12:00pm EST every morning.

“We believe that the daily Bitcoin production metric is one of the most important performance measures in our industry. Sharing daily production provides transparency to our shareholders and other stakeholders,” said Mike Levitt, Core Scientific Chief Executive Officer. “As market leaders, we encourage this kind of transparency across our industry.”

Darin Feinstein, Core Scientific Co-Founder and Co-Chairman, stated, “I have been mining Bitcoin for over a decade, during which time the most commonly asked question has been, ‘how much Bitcoin does your company mine on a daily basis?’ Today, we are the first publicly traded Bitcoin mining company to report our daily self-mined production, which is updated on our website every day at 12:00pm EST.”

ABOUT CORE SCIENTIFIC

Core Scientific is one of the largest publicly traded, net carbon-neutral blockchain infrastructure providers and miners of digital assets in North America. Core Scientific has operated blockchain infrastructure in North America since 2017, using its facilities and intellectual property portfolio that has grown to more than 70 patents or applications for digital asset hosted mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas, and expects to commence operations in Oklahoma in the second half of 2022. Core Scientific’s proprietary Minder® fleet management software combines the Company’s hosting expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

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As of September 30, 2021, over 50% of the power used in Core Scientific’s operation was generated from non-carbon emitting sources by local power providers pursuant to long-term power contracts. The Company determines whether power is generated from non-emitting energy sources from dispatch reports or grid generation mix reports provided by the Company’s power providers. Based on these reports Core Scientific purchased Green-e certified renewable energy credits (“RECs”) to offset 100% of the carbon produced as a result of its contracted power. The Company expects to maintain its net carbon neutrality by increasing its overall use of renewable power and by purchasing RECs when necessary.

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

This press release includes “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, those related to the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company, future estimates of revenue, net income and adjusted EBITDA, future estimates of computing capacity and operating capacity, future demand for hosting capacity, future estimate of hashrate (including mix of self-mining and hosting) and operating gigawatts, future projects in construction or negotiation and future expectations of operation location, orders for miners and critical infrastructure, future estimates of self-mining capacity, the public float of the Company’s shares, future infrastructure additions and their operational capacity, and operating capacity and site features of the Company’s operations center in Denton, Texas. These statements are provided for illustrative purposes only and are based on various assumptions, whether

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or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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CONTACTS

Investors:

Steven Gitlin

ir@corescientific.com

Media:

press@corescientific.com

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